Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 914-582-4187
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER

FISCAL YEAR 2022 RESULTS

PHILADELPHIA – February 2, 2022 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2021. For the quarter, the Company reported a net loss of $29.4 million, or $0.61 loss per diluted share. Excluding the special item, adjusted loss per diluted share was $0.58 for the quarter.

“Demand continues to improve as the recovery takes hold across our end-use markets, with our backlog up 35 percent sequentially and 106 percent year-over-year,” said Tony R. Thene, President and CEO of Carpenter Technology. “We continue to see signs of the Aerospace recovery with lead times increasing despite any near-term uncertainties from the latest wave of COVID-19 cases. In addition, during the quarter, we signed several customer contracts with Aerospace customers that include favorable pricing and expanded share opportunities.”

“Our Performance Engineered Products segment finished ahead of our expectations for the second quarter of fiscal year 2022, driven primarily by strong demand in the Medical end-use market. Within the Specialty Alloys Operations segment, near-term operational headwinds impacted our performance in the current quarter including production employee COVID-19 isolations, supply chain disruptions, and hiring challenges in a difficult labor environment. In addition, the unplanned outage of the press at our Reading, PA facility limited our ability to meet our production targets in the quarter.”

“We believe the operational challenges are short term in nature and are focusing our efforts on increasing our production rates to keep pace with growing demand. We are on-track with repairs to the Reading press and expect to have it operational in the current quarter. Looking ahead, we believe that we are well positioned for growth given the increasing demand across our end-use markets, our strong customer relationships, and the role our critical solutions play in the supply chain.”

Financial Highlights

($ in millions except per share amounts)	Q2	Q2	Q1
	FY2022	FY2021	FY2022
Net sales	$396.0	$348.8	$387.6
Net sales excluding surcharge (a)	$314.9	$299.4	$312.9
Operating loss	$(31.5)	$(89.0)	$(19.1)
Adjusted operating loss excluding special items (a)	$(29.8)	$(32.3)	$(17.5)
Net loss	$(29.4)	$(84.9)	$(14.8)
Loss per share	$(0.61)	$(1.76)	$(0.31)
Adjusted loss per share (a)	$(0.58)	$(0.61)	$(0.28)
Net cash (used for) provided from operating activities	$(89.2)	$83.6	$(47.0)
Free cash flow (a)	$(116.3)	$51.0	$(71.2)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the second quarter of fiscal year 2022 were $396.0 million, compared with $348.8 million in the second quarter of fiscal year 2021, an increase of $47.2 million (or 14 percent), on a 9 percent increase in shipment volume. Net sales excluding surcharge were $314.9 million, an increase of $15.5 million (or 5 percent) from the same period a year ago. The results reflect higher shipments to the Medical, Transportation, Industrial and Consumer and Distribution end-use markets partially offset by lower shipments to the Aerospace and Defense and Energy end-use markets.

Operating loss was $31.5 million compared to operating loss of $89.0 million in the prior year period. The prior year period included a goodwill impairment charge of $52.8 million. The improved results reflect higher sales as well as the full recognition of various cost savings actions taken in fiscal year 2021.

COVID-19 related costs, the special item excluded from adjusted operating loss in the current quarter, totaled $1.7 million. The COVID-19 related costs consisted of direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure in the Company’s facilities. Special items in the prior year period included $3.9 million of COVID-19 related costs as well as a $52.8 million goodwill impairment charge.

Cash used for operating activities in the second quarter of fiscal year 2022 was $89.2 million compared to cash provided from operating activities of $83.6 million in the same quarter last year. The decrease in operating cash flow primarily reflects investments in working capital, most notably inventory. The Company expects the inventory build in the first half of the year to be temporary and anticipates that inventory will be reduced in the second half of fiscal year 2022. Free cash flow in the second quarter of fiscal year 2022 was negative $116.3 million, compared to positive $51.0 million in the same quarter last year. The decrease in free cash flow was primarily due to investments in working capital partially offset by lower capital expenditures in the current year quarter. Capital expenditures in the second quarter of fiscal year 2022 were $19.1 million, compared to $26.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $391.6 million at the end of the second quarter of fiscal year 2022. This consisted of $96.9 million of cash and $294.7 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, February 2, 2022 at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2022. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2021, Form 10-Q for the quarter ended September 30, 2021 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
NET SALES	$396.0	$348.8	$783.6	$702.1
Cost of sales	382.9	342.8	745.3	692.6

Gross profit	13.1	6.0	38.3	9.5
Selling, general and administrative expenses	44.6	42.2	88.9	84.5
Restructuring and asset impairment charges	—	—	—	10.0
Goodwill impairment	—	52.8	—	52.8

Operating loss	(31.5)	(89.0)	(50.6)	(137.8)
Interest expense, net	10.1	7.9	20.3	14.6
Debt extinguishment losses, net	—	—	—	8.2
Other (income) expense, net	(6.6)	(1.3)	(10.7)	1.1

Loss before income taxes	(35.0)	(95.6)	(60.2)	(161.7)
Income tax benefit	(5.6)	(10.7)	(16.1)	(29.7)

NET LOSS	$(29.4)	$(84.9)	$(44.1)	$(132.0)

LOSS PER COMMON SHARE:
Basic	$(0.61)	$(1.76)	$(0.91)	$(2.74)

Diluted	$(0.61)	$(1.76)	$(0.91)	$(2.74)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.6	48.3	48.5	48.3

Diluted	48.6	48.3	48.5	48.3

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended
	December 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(44.1)	$(132.0)
Adjustments to reconcile net loss to net cash (used for) provided from operating activities:
Depreciation and amortization	65.3	59.6
Non-cash restructuring and asset impairment charges	—	8.7
Debt extinguishment losses, net	—	8.2
Goodwill impairment charge	—	52.8
Deferred income taxes	(17.6)	(10.1)
Net pension (income) expense	(3.6)	8.1
Share-based compensation expense	5.6	5.4
Net loss on disposals of property, plant and equipment	0.2	0.1
Changes in working capital and other:
Accounts receivable	—	64.2
Inventories	(109.8)	155.8
Other current assets	(7.4)	(26.8)
Accounts payable	26.9	(13.1)
Accrued liabilities	(42.9)	(3.1)
Pension plan contributions	(0.2)	(4.7)
Other postretirement plan contributions	(1.9)	(1.2)
Other, net	(6.8)	(0.3)

Net cash (used for) provided from operating activities	(136.3)	171.6

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(33.4)	(59.9)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.8	1.5
Proceeds from divestiture of business	—	20.0

Net cash used for investing activities	(31.6)	(38.4)

FINANCING ACTIVITIES
Net change in short-term credit agreement borrowings	—	(170.0)
Proceeds from issuance of long-term debt, net of offering costs	—	395.5
Payments on long-term debt	—	(250.0)
Payments for debt extinguishment costs, net	—	(8.2)
Payments for debt issue costs	—	(1.1)
Dividends paid	(19.7)	(19.5)
Withholding tax payments on share-based compensation awards	(3.1)	(2.2)

Net cash used for financing activities	(22.8)	(55.5)

Effect of exchange rate changes on cash and cash equivalents	0.2	0.6

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(190.5)	78.3
Cash and cash equivalents at beginning of period	287.4	193.1

Cash and cash equivalents at end of period	$96.9	$271.4

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$96.9	$287.4
Accounts receivable, net	307.0	308.7
Inventories	534.7	425.7
Other current assets	105.7	95.6

Total current assets	1,044.3	1,117.4
Property, plant and equipment, net	1,429.6	1,457.5
Goodwill	241.4	241.4
Other intangibles, net	39.5	43.1
Deferred income taxes	5.6	5.3
Other assets	119.5	106.5

Total assets	$2,879.9	$2,971.2

LIABILITIES
Current liabilities:
Accounts payable	$170.3	$142.4
Accrued liabilities	124.0	163.9

Total current liabilities	294.3	306.3
Long-term debt	695.0	694.5
Accrued pension liabilities	213.1	222.6
Accrued postretirement benefits	97.4	98.6
Deferred income taxes	141.3	156.9
Other liabilities	105.7	100.0

Total liabilities	1,546.8	1,578.9

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	315.9	322.6
Reinvested earnings	1,235.5	1,299.3
Common stock in treasury, at cost	(308.0)	(317.4)
Accumulated other comprehensive loss	(190.4)	(192.3)

Total stockholders’ equity	1,333.1	1,392.3

Total liabilities and stockholders’ equity	$2,879.9	$2,971.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Pounds sold (000):
Specialty Alloys Operations	43,248	38,602	86,256	81,970
Performance Engineered Products	2,776	1,534	5,148	2,998
Intersegment	(2,942)	(516)	(4,792)	(1,000)

Consolidated pounds sold	43,082	39,620	86,612	83,968

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$251.6	$251.6	$509.8	$506.4
Surcharge	79.2	48.8	153.0	94.7

Specialty Alloys Operations net sales	330.8	300.4	662.8	601.1
Performance Engineered Products
Net sales excluding surcharge	83.8	54.1	157.4	115.3
Surcharge	1.9	0.7	2.9	1.4

Performance Engineered Products net sales	85.7	54.8	160.3	116.7
Intersegment
Net sales excluding surcharge	(20.5)	(6.3)	(39.4)	(15.2)
Surcharge	—	(0.1)	(0.1)	(0.5)

Intersegment net sales	(20.5)	(6.4)	(39.5)	(15.7)

Consolidated net sales	$396.0	$348.8	$783.6	$702.1

Operating (Loss) Income:
Specialty Alloys Operations	$(20.3)	$(11.6)	$(26.2)	$(30.2)
Performance Engineered Products	3.0	(7.2)	3.6	(10.9)
Corporate (including restructuring and asset impairment charges)	(14.5)	(70.6)	(28.6)	(97.1)
Intersegment	0.3	0.4	0.6	0.4

Consolidated operating loss	$(31.5)	$(89.0)	$(50.6)	$(137.8)

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The Amega West business was part of the PEP segment however the business was divested during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically identified income or expense items.

The service cost component of net pension (income) expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension (income) expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other (income) expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2021	2020	2021	2020
Net sales	$396.0	$348.8	$783.6	$702.1
Less: surcharge revenue	81.1	49.4	155.8	95.6

Net sales excluding surcharge revenue	$314.9	$299.4	$627.8	$606.5

Operating loss	$(31.5)	$(89.0)	$(50.6)	$(137.8)
Special items:
COVID-19 costs	1.7	3.9	3.3	11.8
Restructuring and asset impairment charges	—	—	—	10.0
Goodwill impairment	—	52.8	—	52.8

Adjusted operating loss	$(29.8)	$(32.3)	$(47.3)	$(63.2)

Operating margin	(8.0)%	(25.5)%	(6.5)%	(19.6)%

Adjusted operating margin excluding surcharge revenue and special items	(9.5)%	(10.8)%	(7.5)%	(10.4)%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEM	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three months ended December 31, 2021, as reported	$(35.0)	$5.6	$(29.4)	$(0.61)
Special item:
COVID-19 costs	1.7	(0.3)	1.4	0.03

Three months ended December 31, 2021, as adjusted	$(33.3)	$5.3	$(28.0)	$(0.58)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.6 million for the three months ended December 31, 2021.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three months ended December 31, 2020, as reported	$(95.6)	$10.7	$(84.9)	$(1.76)
Special items:
COVID-19 costs	3.9	(0.9)	3.0	0.06
Goodwill impairment	52.8	(0.1)	52.7	1.09

Three months ended December 31, 2020, as adjusted	$(38.9)	$9.7	$(29.2)	$(0.61)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended December 31, 2020.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEM	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Six months ended December 31, 2021, as reported	$(60.2)	$16.1	$(44.1)	$(0.91)
Special item:
COVID-19 costs	3.3	(0.8)	2.5	0.05

Six months ended December 31, 2021, as adjusted	$(56.9)	$15.3	$(41.6)	$(0.86)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the six months ended December 31, 2021.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Six months ended December 31, 2020, as reported	$(161.7)	$29.7	$(132.0)	$(2.74)
Special items:
COVID-19 costs	11.8	(3.5)	8.3	0.17
Restructuring and asset impairment charges	10.0	(2.4)	7.6	0.16
Goodwill impairment	52.8	(0.1)	52.7	1.09
Debt extinguishment losses, net	8.2	(2.0)	6.2	0.13

Six months ended December 31, 2020, as adjusted	$(78.9)	$21.7	$(57.2)	$(1.19)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the six months ended December 31, 2020.

Management believes that loss per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
FREE CASH FLOW	2021	2020	2021	2020
Net cash (used for) provided from operating activities	$(89.2)	$83.6	$(136.3)	$171.6
Purchases of property, plant, equipment and software	(19.1)	(26.6)	(33.4)	(59.9)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.8	1.5	1.8	1.5
Proceeds from divestiture of business	—	2.4	—	20.0
Dividends paid	(9.8)	(9.9)	(19.7)	(19.5)

Free cash flow	$(116.3)	$51.0	$(187.6)	$113.7

Management believes that the free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2021	2020	2021	2020
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$134.0	$148.5	$268.8	$296.0
Medical	40.4	29.0	77.4	59.0
Transportation	28.5	25.8	60.0	50.2
Energy	16.0	17.7	32.2	39.0
Industrial and Consumer	66.4	56.3	132.7	119.4
Distribution	29.6	22.1	56.7	42.9

Total net sales excluding surcharge revenue	314.9	299.4	627.8	606.5
Surcharge revenue	81.1	49.4	155.8	95.6

Total net sales	$396.0	$348.8	$783.6	$702.1